Exhibit 99.1

TALOS ENERGY SIGNIFICANTLY INCREASES LIQUIDITY WITH EXPANSION OF RBL SYNDICATE

Houston, Texas, August 2, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the addition of an affiliate of DNB ASA (“DNB”) to its reserves-based loan (“RBL”) syndicate, adding an additional $75 million commitment to the credit facility, resulting in approximately $380 million of pro forma liquidity as of June 30, 2021. DNB has joined the Company’s lending syndicate as a Joint Lead Arranger, Joint Bookrunner and Syndication Agent and is the thirteenth commercial bank in the credit facility, the maturity for which was recently extended to November 2024.

In June 2021, Talos announced its spring borrowing base redetermination and the completion of amendments to extend its RBL maturity to approximately three and a half years, eliminating the last material near-term maturity in its capital structure and solidifying its committed lender base. The twelve RBL syndicate banks unanimously approved the $950 million borrowing base and initial commitments of $655 million, which will now increase to $730 million following the addition of DNB to the syndicate. Strong operating results and a supportive commodity price environment continue to boost Talos’s expectation of significant positive free cash flow for the remainder of 2021, driving further reductions in borrowings, increasing liquidity and allowing the Company to return to pre-pandemic leverage multiples ahead of prior expectations.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We’re excited to further strengthen our balance sheet by adding a thirteenth bank with a significant lending commitment so soon after the recently announced extension of our credit facility. DNB is a major international lender with deep experience in conventional geological basins throughout the world and a lending footprint that aligns with our growth aspirations. We look forward to their future support not only as a commercial bank, but as we evaluate international M&A opportunities and future capital markets activities as well. While already well positioned, we expect our balance sheet to continue to improve in the second half of the year with additional liquidity improvement and further leverage reduction and that our strong financial standing will continue to provide flexibility to pursue our strategic growth objectives.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven diversified energy company focused on safely and responsibly maximizing long-term value through our operations in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of upstream energy assets in key geological trends. With a focus on environmental stewardship, we are also utilizing our expertise to reduce industrial emissions through our carbon capture and storage joint venture along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the Company’s liquidity and financial condition, anticipated future free cash flow, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

(“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002